Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in each Statement of Additional Information in Post-Effective Amendment No. 215 to the Registration Statement (Form N-1A, No. 2-89729) of Morgan Stanley Institutional Fund Trust and to the incorporation by reference of our reports, dated November 24, 2020 on Discovery Portfolio, Core Plus Fixed Income Portfolio, Corporate Bond Portfolio, High Yield Portfolio, Intermediate Municipal Income Portfolio, Municipal Income Portfolio, Short Duration Income Portfolio, Strategic Income Portfolio, Global Strategist Portfolio, Senior Loan Portfolio, Ultra-Short Income Portfolio, and Ultra-Short Municipal Income Portfolio included in the Annual Reports to Shareholders for the fiscal year ended September 30, 2020.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

January 28, 2021